EXHIBIT 107

CALCULATION OF FILING FEE TABLES

F-3

Skycorp Group Solar Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Class A ordinary shares, par value US$0.002 per share		457(o)		$		$0.0001381
Fees to be Paid	Equity	Preferred shares		457(o)				0.0001381
Fees to be Paid	Other	Warrants		457(o)				0.0001381
Fees to be Paid	Other	Subscription rights		457(o)				0.0001381
Fees to be Paid	Other	Units		457(o)				0.0001381
Fees to be Paid	Unallocated (Universal) Shelf		(1)	457(o)		$	$300,000,000.00	0.0001381	$41,430.00

Total Offering Amounts:							$300,000,000.00		$41,430.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$41,430.00

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Offering Note(s)

(1)

Includes securities initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public. These securities are not being registered for the purposes of sales outside of the United States.

An indeterminate amount or number of the securities of each identified class described in this registration statement is being registered as may from time to time be issued by the registrant at indeterminate prices in U.S. dollars, and subject to Rule 462(b) under the Securities Act, in no event will the aggregate maximum offering price of all securities sold by the registrant pursuant to this registration statement exceed US$300,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and reflects the maximum offering price of securities registered hereunder in the primary offering. The proposed maximum aggregate offering price of each class of securities offered by the registrant will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the Instructions of Form F-3 under the Securities Act.